CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 1996, which appears on page F-2 of Champion Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 30, 1995. We also consent to the reference to us under the heading "Experts" in the Prospectus constituting a part of the Registration Statement.


                       /s/ Price Waterhouse LLP
                           Price Waterhouse LLP


Detroit, Michigan
May 8, 1996